Exhibit 99.1

Press Release

	Contacts:	Don R. Madison, CFO
Powell Industries, Inc.
FOR IMMEDIATE RELEASE		713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2009
THIRD QUARTER RESULTS
HOUSTON — AUGUST 4, 2009 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2009 third quarter ended June 30, 2009.
     Revenues for the third quarter of fiscal 2009 were $165.9 million compared to revenues of $164.1 million for the third quarter of fiscal 2008. Net income for the third quarter was $13.1 million, or $1.14 per diluted share, compared to net income of $7.9 million, or $0.69 per diluted share, in the third quarter of fiscal 2008. Fiscal third quarter revenues and earnings benefited by $3.5 million and approximately $0.16 per diluted share, respectively, due to a mediated settlement related to a previously completed contract that had been in dispute for several years.
     Patrick L. McDonald, President and Chief Executive Officer, stated, “We are pleased with our third quarter operating results, especially our margins after factoring out the mediated settlement. We continued to benefit from improvements in our operational processes and our project management initiatives during the quarter.
     “The current economic climate continues to impact project opportunities as many of our customers are adopting a wait and see attitude because of uncertainty regarding future government policies before committing to long-term capital investments. However, we are seeing positive trends for projects in our transit business as well as our service business. In spite of the current economic uncertainty and resultant lack of visibility, we are well positioned in our markets, and long-term prospects for the Company are positive. The world will need more energy, and Powell will play a significant role, along with our customers, in facilitating its delivery to the marketplace.”

     The Company’s backlog as of June 30, 2009 was $426 million compared to $487 million as of March 31, 2009 and compared to $553 million at the end of last year’s third quarter. New orders placed during the third quarter of fiscal 2009 totaled $103 million compared to $154 million in the second quarter of fiscal 2009 and compared to $188 million in the third quarter of fiscal 2008.
YEAR-TO-DATE RESULTS
     Revenues for the first nine months of fiscal 2009 were $500.5 million compared to revenues of $471.6 million for the first nine months of fiscal 2008. Net income for the first nine months was $29.8 million, or $2.59 per diluted share, compared to net income of $17.5 million, or $1.53 per diluted share, in the comparable period of fiscal 2008. Year-to-date revenues and earnings benefited by $3.5 million and approximately $0.16 per diluted share, respectively, due to a mediated settlement related to a previously completed contract that had been in dispute for several years.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.
     Based on its backlog and current business conditions, Powell Industries now expects full year fiscal 2009 revenues to range between $650 million and $665 million and full year fiscal 2009 earnings to range between $3.15 and $3.30 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Tuesday, August 4, 2009 at 11:00 a.m. eastern time. To participate in the conference call, dial 480-629-9725 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 11, 2009. To access the replay, dial 303-590-3030 using a passcode of 4112147#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.

     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
(In thousands, except per share data)	(Unaudited)		(Unaudited)

Revenues	$165,942	$164,123	$500,530	$471,577

Cost of goods sold	124,835	129,121	391,077	379,188

Gross profit	41,107	35,002	109,453	92,389

Selling, general and administrative expenses	20,378	21,774	62,262	62,846

Income before interest, income taxes and minority interest	20,729	13,228	47,191	29,543

Interest expense	196	697	930	2,333

Interest income	(33)	(59)	(93)	(260)

Income before income taxes and minority interest	20,566	12,590	46,354	27,470

Income tax provision	7,219	4,753	16,271	10,118

Minority interest in net income (loss)	209	(56)	240	(156)

Net income	$13,138	$7,893	$29,843	$17,508

Net earnings per common share:

Basic	$1.15	$0.70	$2.61	$1.56

Diluted	$1.14	$0.69	$2.59	$1.53

Weighted average shares:

Basic	11,420	11,310	11,416	11,233

Diluted	11,521	11,470	11,501	11,416

SELECTED FINANCIAL DATA:

Capital Expenditures	$3,431	$439	$6,412	$1,969

Depreciation and amortization	$2,702	$2,983	$8,204	$8,935

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2009	2008
(In thousands)	(Unaudited)

Assets:

Current assets	$325,693	$303,435

Property, plant and equipment (net)	61,576	61,546

Other assets	29,394	32,653

Total assets	$416,663	$397,634

Liabilities & stockholders’ equity:

Current liabilities	$167,238	$152,736

Long-term debt and capital lease obligations, net of current maturities	8,269	33,944

Deferred and other long-term liabilities	3,674	3,832

Stockholders’ equity and minority interest	237,482	207,122

Total liabilities and stockholders’ equity	$416,663	$397,634

POWELL INDUSTRIES, INC. & SUBSIDIARIES

BUSINESS SEGMENTS

	Three Months Ended		Nine Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
(In thousands)	(Unaudited)		(Unaudited)

Revenues:
Electrical Power Products	$156,077	$156,516	$478,278	$451,699
Process Control Systems	9,865	7,607	22,252	19,878

Total revenues	$165,942	$164,123	$500,530	$471,577

Income before income taxes and minority interest:

Electrical Power Products	$17,731	$11,244	$42,993	$25,283
Process Control Systems	2,835	1,346	3,361	2,187

Total income before income taxes and minority interest	$20,566	$12,590	$46,354	$27,470

	June 30,	September 30,
	2009	2008
(In thousands)	(Unaudited)
Identifiable tangible assets:

Electrical Power Products	$279,589	$342,105
Process Control Systems	6,631	8,734
Corporate	106,955	20,507

Total identifiable tangible assets	$393,175	$371,346

Backlog:

Electrical Power Products	$394,622	$493,025
Process Control Systems	31,108	25,535

Total backlog	$425,730	$518,560

# # #